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                                                                   EXHIBIT 23(c)

                             REX MEIGHEN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                            509 S. HYDE PARK AVENUE
                   POST OFFICE BOX 1790, TAMPA, FL 33601-1790
                      (813) 251-1010 - FAX (813) 251-9253


                          INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Huntington Bancshares Incorporated on Form S-4 of our report dated March 11, 1997, relating to the consolidated balance sheet of The Bank of Winter Park and subsidiary as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                /s/ Rex Meighen & Company
                                                Rex Meighen & Company
                                                Certified Public Accountants

Tampa, Florida
September 15, 1997